UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 14, 2007 (September 10, 2007)

CRC HEALTH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-135172	73-1650429
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20400 Stevens Creek Boulevard, Suite 600, Cupertino, California	95014
(Address of Principal Executive Offices)	(Zip code)

(877) 272-8668

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2007, CRC Health Corporation (the “Company”) announced that effective September 30, 2007, Elliot Sainer will retire as President of the Youth Treatment Division. As a result of Mr. Sainer’s retirement, the employment provisions of the employment agreement between Aspen Education Group, Inc. and Elliot Sainer will terminate as of September 30, 2007. Mr. Sainer will continue to serve as a member of the Board of Directors of the Company.

As of the effective date of his retirement, the Company will retain Mr. Sainer in the capacity as a consultant, at a schedule of 40 hours per month and a fee of $5,000 per month. The term of the consulting arrangement will be one year, and shall automatically renew for successive one year terms until cancelled by either party on 60 days notice, or terminated by the Company for cause. Of the 166,284 options for Class A common shares and 18,476 options for Class L common shares presently held by Mr. Sainer, 116,399 options for Class A common shares and 12,933 options for Class L common shares will be cancelled. Mr. Sainer will retain an aggregate of 49,885 options for Class A common shares and 5,543 options for Class L common shares, with 24,942 options for Class A common shares and 2,771 options for Class L common shares in consideration for his services as a member of the Board of Directors and 24,942 options for Class A common shares and 2,771 options for Class L common shares in consideration for his services as a consultant. Each set of options will vest for so long as Mr. Sainer provides the applicable services under the vesting terms of the original option grant. The options will remain eligible for exercise until the later to occur of his resignation or removal from the Company’s Board of Directors or the termination of his consulting arrangement with the Company.

Effective October 1, 2007, Jim Dredge, current chief operating officer of the Youth Treatment Division has been named as the President of the Youth Treatment Division. Mr. Dredge joined the Company in April 2004. Mr. Dredge has spent most of his career building and running education software companies. He previously served as President and CEO for Academic Systems, a wholly owned subsidiary of Lightspan, Inc. He is a magna cum laude graduate from the University of Minnesota with a Master Degree in Public Administration from the University of Minnesota.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 14, 2007

CRC HEALTH CORPORATION

By:	/s/ PAMELA B. BURKE
Name:	Pamela B. Burke
Title:	Vice President, General Counsel and Secretary